Filed pursuant to Rule 433
                                                         File No.: 333-132319-05

Free Writing Prospectus                             Date Prepared: June 14, 2007
--------------------------------------------------------------------------------
Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates,
                                  Series 2007-2
--------------------------------------------------------------------------------

                  Approximate Total Offered Size: $844,664,000

                            Citicorp Trust Bank, fsb
                                   Originator

                               CitiMortgage, Inc.
                                    Servicer

                 Citicorp Residential Mortgage Securities, Inc.
                                    Depositor

                Citicorp Residential Mortgage Trust Series 2007-2
                                 Issuing Entity

                                                    Initial
                                                     Credit            Ratings        WAL (Call/      Window (Call/
Tranche      Amount ($)(1)  Int. Type / Class(2)   Enhancement      (S&P/Moody's)       Mat)(3)          Mat)(3)
---------------------------------------------------------------------------------------------------------------------
                                                  OFFERED CERTIFICATES
Class A-1    309,245,000     Fixed /Senior           14.45%         AAA      Aaa     1.00 / 1.00    1 - 22 / 1 - 22
Class A-2    105,293,000     Fixed /Senior           14.45%         AAA      Aaa     2.20 / 2.20   22 - 31 / 22 - 31
Class A-3     87,439,000     Fixed /Senior           14.45%         AAA      Aaa     3.00 / 3.00   31 - 44 / 31 - 44
Class A-4    119,078,000     Fixed /Senior           14.45%         AAA      Aaa     5.00 / 5.00   44 - 97 / 44 - 97
Class A-5     49,753,000     Fixed /Senior           14.45%         AAA      Aaa    8.08 / 11.30   97 - 97 / 97 - 200
                             Fixed /Senior/
Class A-6     74,534,000     Lockout                 14.45%         AAA      Aaa     6.36 / 6.53   38 - 97 / 38 - 198
Class M-1     20,910,000     Fixed / Mezzanine       12.05%         AA+      Aa1     5.45 / 5.95   38 - 97 / 38 - 161
Class M-2     18,296,000     Fixed / Mezzanine        9.95%          AA      Aa2     5.45 / 5.93   37 - 97 / 37 - 155
Class M-3     11,326,000     Fixed / Mezzanine        8.65%         AA-      Aa3     5.44 / 5.90   37 - 97 / 37 - 148
Class M-4     10,455,000     Fixed / Mezzanine        7.45%          A+       A1     5.44 / 5.87   37 - 97 / 37- 143
Class M-5      9,584,000     Fixed / Mezzanine        6.35%          A        A2     5.44 / 5.84   37 - 97 / 37 - 138
Class M-6      8,712,000     Fixed / Mezzanine        5.35%          A-       A3     5.44 / 5.80   37 - 97 / 37 - 132
Class M-7      6,970,000     Fixed / Mezzanine        4.55%         BBB+     Baa1    5.44 / 5.76   37 - 97 / 37 - 126
Class M-8      4,356,000     Fixed / Mezzanine        4.05%         BBB      Baa2    5.44 / 5.71   37 - 97 / 37 - 120
Class M-9      8,713,000     Fixed / Mezzanine        3.05%         BBB-     Baa3    5.44 / 5.63   37 - 97 / 37 - 116
---------------------------------------------------------------------------------------------------------------------

(1)   Certificate sizes are subject to change (+/- 5%).
(2) The Certificates will bear interest at fixed rates referred to as Coupon Rates, and their respective Coupon Rates will increase by 0.50% following the first possible Optional Termination Date.
(3)   Based on Pricing Speed.

Transaction Overview:
---------------------

   Lead Manager: Citigroup Global      Expected Pricing Date: June 19, 2007
                 Markets Inc.       Expected Settlement Date: June 28, 2007
Rating Agencies: [Moody's/S&P]     Certificate Administrator: CitiMortgage, Inc.
        Trustee: U.S. Bank, N.A.  SEC Registration Statement: No. 333-132319


                                   [Citi logo]

CRMSI 2007-2                                                         [Citi logo]

                            For Further Information:
                            ------------------------

       Mortgage Finance                                    MBS Trading
  Taruna Reddy (212) 723-6748                     Steve Weinstein (212) 723-6325
  Matt Fallon (212) 723-6334                      Supriya Bajoria (212) 723-6325
Juliana Castelli (212) 723-6503

                                 MBS Structuring
                           Shekhar Shah (212) 723-6325
                              Tai Wu (212) 723-5859
                           Noel Doromal (212) 723-9026

*All numbers are preliminary and subject to change.

The Depositor has filed a registration statement (including a core prospectus) with the SEC for the offering to which this Free Writing Prospectus relates. Before you invest, you should read the core prospectus dated March 27, 2007 in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. The file number for the Depositor's registration statement is No. 333-132319. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the core prospectus if you request it by calling 1-877-858-5407.

This Free Writing Prospectus is not required to contain all information that is required to be included in the core prospectus and the prospectus supplement.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

CRMSI 2007-2                                                         [Citi logo]


Title of the Securities:   Citicorp Residential Mortgage Securities, Inc., REMIC
                           Pass-Through Certificates, Series 2007-2.

The Certificates:          Approximately $844,664,000 Offered Certificates. The
                           Certificates are backed by fixed-rate, first lien, daily simple interest mortgage loans.

Depositor:                 Citicorp Residential Mortgage Securities, Inc.

Lead Underwriter:          Citigroup Global Markets Inc.

Certificate Administrator: CitiMortgage, Inc.

Originator:                Citicorp Trust Bank, fsb

Servicer:                  CitiMortgage, Inc.

Trustee:                   U.S. Bank, N.A.

Settlement Date:           On or about June 28, 2007.

Distribution Date:         Distribution of principal and interest on the
                           certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in July
                           2007.

Offered Certificates:      Classes A-1, A-2, A-3, A-4, A-5 and A-6 Certificates
                           and Classes M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8
                           and M-9 Certificates will be offered.

Class A Certificates:      Classes A-1, A-2, A-3, A-4, A-5 and A-6 Certificates.

Non-Offered Certificates:  Classes CE and R Certificates.

Mezzanine Certificates:    Classes M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and
                           M-9 Certificates.

Fixed-Rate Certificates:   Class A and Mezzanine Certificates.

Subordinate Certificates:  Mezzanine Certificates and Class CE Certificates.

Cut-Off Date:              June 1, 2007.

Payment Delay:             Fixed-Rate Certificates have a 24-day delay.

Day Count:                 Fixed-Rate Certificates are 30/360.

Administrative Fees:       The sum of Servicing Fee, Certificate Administrator
                           Fee and Trustee Fee is equal to 0.50%.

Legal Final Maturity:      For all Classes the legal final maturity is expected
                           to be the Distribution Date occurring in June 2037.

Structure:                 Senior/Subordinate/Overcollateralization

Pricing Speed:             4% to 23% CPR for months 1 to 12 and 23% CPR
                           thereafter

Mortgage Pool:             As of the Cut-off Date, the Mortgage Pool consists of
                           approximately 5,278 fixed-rate, first lien, daily simple interest mortgage loans, with an outstanding principal balance of approximately $871,237,583.00.

----------------------------------------------------------------------------   3
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   disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


                           Approximately 97.61% of the mortgage loans are Equity Builder loans. A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest included in that payment. All borrowers not enrolled in the Equity Builder Program as of the Cut-Off Date, are permitted to enroll at any point in the future. However, borrowers who enroll in Equity builder after loan closing do not receive the 0.25% interest rate reduction.

                           Equity Builder enrollees choose bi-weekly, semi-monthly or monthly payments, and if at any point during the life of the loan the borrower elects out of the Equity Builder program, the payment frequency switches back to monthly and the rate increases by 0.25%; however, the amount of scheduled monthly payment stays the same, since it is always based on the higher rate.

                           84.36% of the mortgage loans make bi-weekly payments. 8.69% of the mortgage loans make monthly payments. 6.96% of the mortgage loans make semi-monthly payments.

                           Approximately 35.58% of the mortgage loans are eligible for a one-time rate reduction of either 0.50% or 1.00% in months 24, 36 or 48, provided that they have made the most recent 24 consecutive monthly payments on time. The borrowers are given 3 opportunities to qualify for rate reduction if they make 24 consecutive months of timely payments. For purposes of modeling assumptions it has been assumed that each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, in the 25th month of the loan.

                           The characteristics of the pool of mortgage loans delivered on the Closing Date are not expected to differ materially from the characteristics of the mortgage loans described herein although the range of mortgage rates, maturities and certain other characteristics of the mortgage loans set forth in this term-sheet may vary by as much as 5%.

Net Mortgage Rate:         For each mortgage loan the applicable mortgage rate
                           less the aggregate rate at which the Administrative
                           Fees accrue.

Net WAC Rate:              For any Distribution Date, the Net WAC Rate will
                           equal the weighted average Net Mortgage Rates of the mortgage loans, weighted by the outstanding principal balance of each loan as of the first day of the related Due Period.

                           For purposes of modeling assumptions it has been assumed that the interest on the mortgage loans accrues on the basis of a 360-day year with twelve 30-day months; further it has been assumed that the mortgage loans are monthly payment loans and each borrower makes a monthly scheduled payment on the first day of each calendar month.

Net WAC Rate Carryover     On any Distribution Date, the excess, if any, of (i)
Amount:                    the amount of interest the related Certificates would
                           have accrued for such Distribution Date based on its respective Coupon Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Rate, together with the unpaid portion of any such excess from the prior Distribution Date plus interest accrued thereon at the related Coupon Rate for the most recent
                           Interest Accrual Period.

Pass-Through Rate:         For any Distribution Date the Pass-Through Rate will
                           be the lesser of (i) the Coupon Rate and (ii) Net WAC
                           Rate.

Interest Accrual Period:   The Interest Accrual Period for any Distribution Date
                           and each class of Fixed-Rate Certificates will be the calendar month proceeding the month in which the Distribution Date occurs, and each such Interest
                           Accrual Period will be deemed to be 30 days regardless of its actual length.

----------------------------------------------------------------------------   4
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


Interest Carry Forward     The Interest Carry Forward Amount with respect to any
Amount:                    class of Fixed-Rate Certificates and any Distribution
                           Date will be equal to the amount, if any, by which the interest due for that class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the Certificates in respect of interest on the immediately preceding
                           Distribution Date, together with any Interest Carry
                           Forward Amount with respect to that class of Certificates remaining undistributed from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on such class of Certificates for the most recently ended
                           Interest Accrual Period.

Excess Interest:           Excess Interest, to the extent it is not used for
                           other required purposes, including to absorb realized losses on the mortgage loans, to cover interest shortfalls on the Certificates or to fund any Overcollateralization Increase Amount and pay back applied realized loss amounts, will be available to make distributions of Net WAC Rate Carryover Amounts to the Certificates.

Available Funds:           For any Distribution Date, the sum, net of amounts
                           payable or reimbursable therefrom to the Servicer, the Certificate Administrator, or the Trustee, of:
                           (i) the aggregate amount of scheduled monthly payments on the mortgage loans due during the related
                           Due Period and received by the Servicer; (ii) unscheduled payments in respect of the mortgage loans
                           (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the mortgage loans, occurring during the related prepayment period or proceeds from the repurchase of the mortgage loans due to the Optional Termination of the Trust); (iii) all interest advances with respect to the mortgage loans received for such Distribution
                           Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Due Period:                The Due Period for any Distribution Date is the
                           period commencing on the first day of the month preceding the month in which such Distribution Date falls and ending on the last day of the calendar month preceding the month in which such Distribution
                           Date occurs.

Prepayment Period:         The Prepayment Period for any Distribution Date is
                           the period commencing on the first day of the month preceding the month in which such Distribution Date falls and ending on the last day of the calendar month preceding the month in which such Distribution
                           Date occurs.

Principal Remittance       For any Distribution Date, an amount equal to the
Amount:                    aggregate of:

                                 (i)   the principal portion of all monthly
                                       payments received on the mortgage loans
                                       during the related Prepayment Period;
                                 (ii)  the principal portion of all proceeds
                                       received in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
                                 (iii) the principal portion of all other
                                       unscheduled collections, including
                                       insurance proceeds, liquidation proceeds and all full and partial Principal Prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the Trustee and the Servicer, to the extent applied as recoveries of principal on the mortgage loans.

Principal Distribution     On any Distribution Date, the lesser of (i) the
Amount:                    outstanding Certificate Principal Balance of the
                           Class A Certificates and Mezzanine Certificates and
                           (ii) the Principal Remittance Amount plus any
                           Overcollateralization Increase Amount minus any
                           Overcollateralization Reduction Amount.

Class A Principal          With respect to any Distribution Date prior to the
Distribution Amount:       Stepdown Date or on which a Trigger Event is in
                           effect, 100% of the principal received on the mortgage loans (taking into account the Overcollateralization Increase Amount for such
                           Distribution Date minus the Overcollateralization
                           Reduction Amount for such Distribution Date), until the Class A Certificates have been paid in full. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A Certificates over (ii) the lesser of (a) approximately 71.10% of the outstanding principal balance of the mortgage

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This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


                           loans on the last day of the related Due Period and
                           (b) the outstanding principal balance of the mortgage loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.
                           All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution Amount, second to the Class A-1 Certificates, third to the Class A-2 Certificates, fourth to the Class A-3 Certificates, fifth to the Class A-4 Certificates, sixth to the Class A-5 Certificates, and seventh to the Class A-6 Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero.

Class A-6 Lockout          With respect to any Distribution Date, the product of
Distribution Amount:       (a) the Class A-6 Lockout Percentage for that
                           Distribution Date and (b) the Class A-6 Pro Rata
                           Distribution Amount for that Distribution Date. In no event shall the Class A-6 Lockout Distribution Amount for a Distribution Date exceed the Class A Principal
                           Distribution Amount or the Certificate Principal
                           Balance of the Class A-6 Certificates immediately prior to that Distribution Date.

Class A-6 Lockout          For each Distribution Date will be as follows:
Percentage:
                                    Period               Lockout Percentage
                               -----------------         ------------------
                                     1 to 36                      0%
                                    37 to 60                     45%
                                    61 to 72                     80%
                                    73 to 84                    100%
                               85 and thereafter                300%

Class A-6 Pro Rata         With respect to any Distribution Date, an amount
Distribution Amount:       equal to the product of (a) a fraction, the numerator
                           of which is the Certificate Principal Balance of the Class A-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Class
                           A Certificates, immediately prior to that Distribution Date and (b) the Class A Principal
                           Distribution Amount.

Class M Principal          The Mezzanine Certificates will NOT receive any
Distribution Amount:       principal payments prior to the Stepdown Date or
                           after the Stepdown Date if a Trigger Event is in effect unless the aggregate Certificate Principal
                           Balance of the Class A Certificates has been reduced to zero.
                           For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of
                           (i) the sum of (a) the aggregate outstanding
                           Certificate Principal Balance of all more senior
                           Certificates after distribution of all more senior
                           Principal Distribution Amounts on the related
                           Distribution Date and (b) the outstanding Certificate
                           Principal Balance of the respective Class M
                           Certificates over (ii) the lesser of (a) approximately 100% minus 2 times the respective Class
                           M Certificate's Initial Enhancement Percentage of the outstanding principal balance of the mortgage loans on the last day of the related Due Period and (b) the outstanding principal balance of the mortgage loans as of the last day of the related Due Period minus
                           0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

Senior Enhancement         For any Distribution Date, the percentage obtained by
Percentage:                dividing

                           (x)   the sum of:
                                 (i)   the aggregate outstanding Certificate
                                       Principal Balance of the Class M
                                       Certificates, and
                                 (ii) the Overcollateralization Amount, after taking into account the distribution of the Principal Remittance Amount on such Distribution Date by
                           (y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period.

Priority of Distributions: On each Distribution Date, Available Funds will be distributed as follows:

                           1. To pay interest on the Class A Certificates pro-rata based on the entitlement of such class, including any unpaid accrued Interest Carry Forward Amounts from a prior Distribution Date, and then, excluding any accrued Interest Carry Forward Amounts from prior

----------------------------------------------------------------------------   6
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   disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


                                 Distribution Dates, to pay interest to the Mezzanine Certificates, sequentially.

                           2. To the extent of the Principal Distribution Amount, to the Class A Certificates, an amount up to the Class A Principal Distribution Amounts as applicable for the Distribution Date, until the respective Class A Certificates have been reduced to zero.

                           3. To the extent of the remaining Principal Distribution Amount, to the Mezzanine Certificates, sequentially, to pay the respective Class M Principal Distribution Amount until the respective Mezzanine Certificate principal balance has been reduced to zero.

                           4. To pay the Interest Carry Forward Amounts to the Mezzanine Certificates, sequentially.

                           5. To pay back applied realized losses allocated to the Mezzanine Certificates, sequentially.

                           6. To pay the Net WAC Rate Carryover Amounts, first, to the Class A Certificates, on a pro-rata basis, then sequentially, to the Mezzanine Certificates.

                           7. To pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.

Optional Termination:      10% cleanup call based on the Cut-off Date Principal
                           Balance of the mortgage loans.

Stepdown Date:             The earlier to occur of:

                           (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and
                           (ii) the later to occur of:
                                 (x) the Distribution Date in July 2010 and
                                 (y) the first Distribution Date on which the
                           Senior Enhancement Percentage (calculated for this purpose only using the Certificate Principal Balance of each class of Certificates immediately prior to such Distribution Date) is greater than or equal to two times the Class A Initial Enhancement Percentage.

Trigger Event:             The continuance of either a Delinquency Trigger or a
                           Cumulative Loss Trigger.

Cumulative Loss Trigger:   A "Cumulative Loss Trigger" shall have occurred and
                           be continuing if cumulative losses from the Cut-Off
                           Date exceed the indicated %:

                           Distribution Date Occurring in             Percentage

                           July 2009 through June 2010                  [0.65]%

                           July 2010 through June 2011                  [1.45]%

                           July 2011 through June 2012                  [2.45]%

                           July 2012 through June 2013                  [3.25]%

                           July 2013 and thereafter                     [3.85]%

Delinquency Trigger:       A "Delinquency Trigger" shall have occurred and be
                           continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the mortgage loans that are (a)
                           60+ days delinquent (including loans in foreclosure and bankruptcy), or (b) REO properties, as of the last day of the related prepayment period and the denominator of which is the aggregate principal balance of the mortgage loans as of the last day of the related Due Period exceeds [32.53]% of the Senior
                           Enhancement Percentage.

Credit Enhancement:        Credit Enhancement for the Certificates will be
                           provided in the form of excess interest, overcollateralization and subordination.

----------------------------------------------------------------------------   7
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


Credit Enhancement         The percentage obtained by dividing (x) the aggregate
Percentage:                Certificate Principal Balance of each class of
                           Certificates with a lower distribution priority by
                           (y) the aggregate principal balance of the mortgage loans.

                                  Initial
                                Enhancement     Stepdown Date Targeted Credit
                         Class  Percentage          Enhancement Percentage
                         -----  -----------  -----------------------------------
                           A      14.45%     2x (Initial Enhancement Percentage)
                          M-1     12.05%     2x (Initial Enhancement Percentage)
                          M-2      9.95%     2x (Initial Enhancement Percentage)
                          M-3      8.65%     2x (Initial Enhancement Percentage)
                          M-4      7.45%     2x (Initial Enhancement Percentage)
                          M-5      6.35%     2x (Initial Enhancement Percentage)
                          M-6      5.35%     2x (Initial Enhancement Percentage)
                          M-7      4.55%     2x (Initial Enhancement Percentage)
                          M-8      4.05%     2x (Initial Enhancement Percentage)
                          M-9      3.05%     2x (Initial Enhancement Percentage)

Overcollateralization      For any Distribution Date the excess, if any, of (a)
Amount:                    the aggregate principal balance of the mortgage loans
                           as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period) over
                           (b) the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine
                           Certificates after taking into account the distributions of the amounts described above in the definition of Principal Remittance Amount on the related Distribution Date.

Overcollateralization      An Overcollateralization Increase Amount with respect
Increase Amount:           to any Distribution Date equals the lesser of (a) the
                           Excess Interest for such Distribution Date and (b) the amount, if any, by which the Targeted
                           Overcollateralization Amount exceeds the
                           Overcollateralization Amount on such Distribution
                           Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Overcollateralization      An Overcollateralization Reduction Amount with
Reduction Amount:          respect to any Distribution Date is the lesser of (a)
                           the Principal Remittance Amount on such Distribution
                           Date and (b) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date
                           (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Targeted Overcollateralization Amount for such
                           Distribution Date.

Targeted                   As of any Distribution Date, the Targeted
Overcollateralization      Overcollateralization Amount (a) prior to the
Amount:                    Stepdown Date, is an amount equal to approximately
                           3.05% of the principal balance of the mortgage loans as of the Cut-off Date; (b) on or after the Stepdown
                           Date provided a Trigger Event is not in effect, the greater of (i) approximately 6.10% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related
                           Due Period and (ii) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses:      Realized Losses on the mortgage loans will be
                           allocated first to excess interest, second to the overcollateralization amount and third, to the Mezzanine Certificates in order of their reverse numerical class designations, until the Certificate
                           Principal Balance of each Mezzanine Certificate has been reduced to zero. The Pooling and Servicing
                           Agreement does not permit the allocation of realized losses on the mortgage loans to the Class A
                           Certificates; however, investors in such certificates should realize that under certain loss scenarios there may not be enough principal and interest on the mortgage loans to distribute to the Class A
                           Certificates all principal and interest amounts to which such certificates are then entitled.

----------------------------------------------------------------------------   8
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

CRMSI 2007-2                                                         [Citi logo]


Advances:                  Subject to certain limitations, the Servicer intends
                           to advance delinquent payments of interest on the mortgage loans. The Servicer has no obligation to advance delinquent payments of principal.

Compensating Interest:     The Servicer is obligated to offset any prepayment
                           interest shortfalls for the related period, on any Distribution Date, with Compensating Interest.
                           Compensating Interest will be limited to an amount equal to one half of the servicing fee for the related Due Period but not more than the servicing fee actually received.

ERISA Considerations:      Subject to the considerations contained in the core
                           prospectus and prospectus, the Offered Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement account assets. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan's acquisition and ownership of the Offered Certificates.

SMMEA Considerations:      The Class A, Class M-1, Class M-2 and Class M-3
                           Certificates are expected to constitute "mortgage related securities" for purposes of the Secondary
                           Mortgage Market Enhancement Act of 1984 (SMMEA).

Minimum Denominations:     $100,000 and multiples of $1 in excess thereof.

Form of Registration:      All Offered Certificates will be issued in book-entry
                           form through DTC.

----------------------------------------------------------------------------   9
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

CRMSI 2007-2                                                         [Citi logo]


--------------------------------------------------------------------------------
               Sensitivity Analysis - To 10% Optional Termination*
--------------------------------------------------------------------------------
                             50%           100%           150%           200%
--------------------------------------------------------------------------------
        A-1
      WAL (Yr)              1.66           1.00           0.75           0.61
  Principal Window         1 - 39         1 - 22         1 - 16         1 - 13
Principal Window End       Sep 10         Apr 09         Oct 08         Jul 08

        A-2
      WAL (Yr)              3.98           2.20           1.54           1.19
  Principal Window        39 - 57         22 - 31        16 - 21        13 - 16
Principal Window End       Mar 12         Jan 10         Mar 09         Oct 08

        A-3
      WAL (Yr)              5.83           3.00           2.01           1.52
  Principal Window        57 - 88         31 - 44        21 - 27        16 - 20
Principal Window End       Oct 14         Feb 11         Sep 09         Feb 09

        A-4
      WAL (Yr)             10.69           5.00           2.72           1.98
  Principal Window        88 - 165        44 - 97        27 - 48        20 - 28
Principal Window End       Mar 21         Jul 15         Jun 11         Oct 09

        A-5
      WAL (Yr)             13.74           8.08           4.75           2.47
  Principal Window       165 - 165        97 - 97        48 - 65        28 - 32
Principal Window End       Mar 21         Jul 15         Nov 12         Feb 10

        A-6
      WAL (Yr)              7.45           6.36           5.15           3.26
  Principal Window        37 - 165        38 - 97        45 - 65        32 - 47
Principal Window End       Mar 21         Jul 15         Nov 12         May 11

        M-1
      WAL (Yr)              9.46           5.45           4.20           3.91
  Principal Window        59 - 165        38 - 97        43 - 65        47 - 47
Principal Window End       Mar 21         Jul 15         Nov 12         May 11
--------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.

----------------------------------------------------------------------------  10
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                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


--------------------------------------------------------------------------------
               Sensitivity Analysis - To 10% Optional Termination*
--------------------------------------------------------------------------------
                             50%           100%           150%           200%
--------------------------------------------------------------------------------
        M-2
      WAL (Yr)              9.46           5.45           4.12           3.91
  Principal Window        59 - 165        37 - 97        41 - 65        47 - 47
Principal Window End       Mar-21         Jul-15         Nov-12         May-11

        M-3
      WAL (Yr)              9.46           5.44           4.07           3.86
  Principal Window        59 - 165        37 - 97        41 - 65        45 - 47
Principal Window End       Mar 21         Jul 15         Nov 12         May 11

        M-4
      WAL (Yr)              9.46           5.44           4.03           3.74
  Principal Window        59 - 165        37 - 97        40 - 65        44 - 47
Principal Window End       Mar 21         Jul 15         Nov 12         May 11

        M-5
      WAL (Yr)              9.46           5.44           4.01           3.63
  Principal Window        59 - 165        37 - 97        39 - 65        42 - 47
Principal Window End       Mar 21         Jul 15         Nov 12         May 11

        M-6
      WAL (Yr)              9.46           5.44           3.99           3.56
  Principal Window        59 - 165        37 - 97        39 - 65        41 - 47
Principal Window End       Mar 21         Jul 15         Nov 12         May 11

        M-7
      WAL (Yr)              9.46           5.44           3.98           3.50
  Principal Window        59 - 165        37 - 97        38 - 65        40 - 47
Principal Window End       Mar 21         Jul 15         Nov 12         May 11

        M-8
      WAL (Yr)              9.46           5.44           3.95           3.47
  Principal Window        59 - 165        37 - 97        38 - 65        40 - 47
Principal Window End       Mar 21         Jul 15         Nov 12         May 11

        M-9
      WAL (Yr)              9.46           5.44           3.95           3.42
  Principal Window        59 - 165        37 - 97        38 - 65        39 - 47
Principal Window End       Mar 21         Jul 15         Nov 12         May 11
--------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.

----------------------------------------------------------------------------  11
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

CRMSI 2007-2                                                         [Citi logo]


--------------------------------------------------------------------------------
                       Sensitivity Analysis - To Maturity*
--------------------------------------------------------------------------------
                            50%            100%           150%           200%
--------------------------------------------------------------------------------
        A-1
      WAL (Yr)              1.66           1.00           0.75           0.61
  Principal Window         1 - 39         1 - 22         1 - 16         1 - 13
Principal Window End       Sep 10         Apr 09         Oct 08         Jul 08

        A-2
      WAL (Yr)              3.98           2.20           1.54           1.19
  Principal Window        39 - 57         22 - 31        16 - 21        13 - 16
Principal Window End       Mar 12         Jan 10         Mar 09         Oct 08

        A-3
      WAL (Yr)              5.83           3.00           2.01           1.52
  Principal Window        57 - 88         31 - 44        21 - 27        16 - 20
Principal Window End       Oct 14         Feb 11         Sep 09         Feb 09

        A-4
      WAL (Yr)             10.73           5.00           2.72           1.98
  Principal Window        88 - 176        44 - 97        27 - 48        20 - 28
Principal Window End       Feb 22         Jul 15         Jun 11         Oct 09

        A-5
      WAL (Yr)             17.55           11.30          5.33           2.47
  Principal Window       176 - 256       97 - 200       48 - 140        28 - 32
Principal Window End       Oct 28         Feb 24         Feb 19         Feb 10

        A-6
      WAL (Yr)              7.47           6.53           6.40           4.22
  Principal Window        37 - 254       38 - 198       45 - 138       32 - 102
Principal Window End       Aug 28         Dec 23         Dec 18         Dec 15

        M-1
      WAL (Yr)             10.06           5.95           4.55           4.79
  Principal Window        59 - 235       38 - 161       43 - 110        52 - 80
Principal Window End       Jan 27         Nov 20         Aug 16         Feb 14
--------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.

----------------------------------------------------------------------------  12
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                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


--------------------------------------------------------------------------------
                       Sensitivity Analysis - To Maturity*
--------------------------------------------------------------------------------
                            50%            100%           150%           200%
--------------------------------------------------------------------------------
        M-2
      WAL (Yr)             10.04           5.93           4.45           4.33
  Principal Window        59 - 230       37 - 155       41 - 105        47 - 76
Principal Window End       Aug 26         May 20         Mar 16         Oct 13

        M-3
      WAL (Yr)             10.02           5.90           4.39           4.09
  Principal Window        59 - 225       37 - 148       41 - 101        45 - 73
Principal Window End       Mar 26         Oct 19         Nov 15         Jul 13

        M-4
      WAL (Yr)             10.00           5.87           4.33           3.96
  Principal Window        59 - 220       37 - 143        40 - 97        44 - 70
Principal Window End       Oct 25         May 19         Jul 15         Apr 13

        M-5
      WAL (Yr)              9.96           5.84           4.29           3.83
  Principal Window        59 - 215       37 - 138        39 - 93        42 - 67
Principal Window End       May 25         Dec 18         Mar 15         Jan 13

        M-6
      WAL (Yr)              9.92           5.80           4.24           3.74
  Principal Window        59 - 209       37 - 132        39 - 89        41 - 64
Principal Window End       Nov 24         Jun 18         Nov 14         Oct 12

        M-7
      WAL (Yr)              9.86           5.76           4.19           3.66
  Principal Window        59 - 201       37 - 126        38 - 85        40 - 61
Principal Window End       Mar 24         Dec 17         Jul 14         Jul 12

        M-8
      WAL (Yr)              9.81           5.71           4.14           3.60
  Principal Window        59 - 194       37 - 120        38 - 81        40 - 58
Principal Window End       Aug 23         Jun 17         Mar 14         Apr 12

        M- 9
      WAL (Yr)              9.71           5.63           4.08           3.52
  Principal Window        59 - 189       37 - 116        38 - 78        39 - 56
Principal Window End       Mar 23         Feb 17         Dec 13         Feb 12
--------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.

----------------------------------------------------------------------------  13
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

CRMSI 2007-2                                                         [Citi logo]


       ------------------------------------------------------------------
                       ASSUMED MONTHLY EXCESS INTEREST (%)
       ------------------------------------------------------------------
       Pd   Excess Interest   Pd   Excess Interest   Pd   Excess Interest
       ------------------------------------------------------------------
       1          1.43        34         1.19        67         1.12
       2          1.43        35         1.19        68         1.12
       3          1.43        36         1.20        69         1.12
       4          1.43        37         1.20        70         1.11
       5          1.43        38         1.17        71         1.11
       6          1.43        39         1.17        72         1.11
       7          1.43        40         1.17        73         1.11
       8          1.43        41         1.16        74         1.11
       9          1.43        42         1.16        75         1.10
       10         1.43        43         1.15        76         1.10
       11         1.43        44         1.15        77         1.10
       12         1.43        45         1.15        78         1.10
       13         1.43        46         1.15        79         1.09
       14         1.43        47         1.15        80         1.09
       15         1.43        48         1.14        81         1.09
       16         1.43        49         1.14        82         1.09
       17         1.43        50         1.14        83         1.08
       18         1.43        51         1.14        84         1.08
       19         1.43        52         1.14        85         1.08
       20         1.43        53         1.14        86         1.07
       21         1.43        54         1.14        87         1.07
       22         1.43        55         1.14        88         1.07
       23         1.21        56         1.14        89         1.06
       24         1.20        57         1.13        90         1.06
       25         1.20        58         1.13        91         1.06
       26         1.20        59         1.13        92         1.05
       27         1.20        60         1.13        93         1.05
       28         1.19        61         1.13        94         1.04
       29         1.19        62         1.13        95         1.04
       30         1.19        63         1.13        96         1.04
       31         1.19        64         1.12        97         1.03
       32         1.19        65         1.12
       33         1.19        66         1.12
       ------------------------------------------------------------------

       Assumptions:
       1. Run at Pricing Speed
       2. Calculated 30/360
       3. Each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, on the 25th month of the loan.

----------------------------------------------------------------------------  14
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

CRMSI 2007-2                                                         [Citi logo]


                 -------------------------------------------------
                                     BREAKEVEN
                 -------------------------------------------------
                 Class   CDR BE Rate (%)   WAL (yr)   Cum Loss (%)
                 -------------------------------------------------
                  M-1        13.14          10.63        14.12
                  M-2        10.71          11.59        12.13
                  M-3         9.32          13.04        10.90
                  M-4         8.12          13.61         9.76
                  M-5         7.10          14.22         8.74
                  M-6         6.22          14.63         7.83
                  M-7         5.58          15.36         7.13
                  M-8         5.22          16.59         6.73
                  M-9         4.63          15.20         6.06
                 -------------------------------------------------

Assumptions:
1. Run at Pricing Speed to maturity
2. Assumes deal does not step-down
3. 40% Loss Severity
4. 6 month recovery lag
5. Scheduled interest is advanced on every loan
6. CDRs are approximate
7. Settlement Date is June 28, 2007.
8. Breakeven CDR is last CDR without the Class taking a loss.

----------------------------------------------------------------------------  15
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CRMSI 2007-2                                                         [Citi logo]


----------------------------------------------------------------------------------------
                              Aggregate Collateral: Summary
----------------------------------------------------------------------------------------
   Statistics for the mortgage loans listed below are based on Cut-Off Date balances.
----------------------------------------------------------------------------------------
                                                                  Minimum      Maximum
                                                                  -------      -------
Current Principal Balance:                      $871,237,583.00
Number of Mortgage Loans:                            5,278
Average Scheduled Principal Balance:              $165,069.64    $10,576.83  $997,433.02
Weighted Average Gross Mortgage Rate (1):            8.060%        5.750%      12.444%
Weighted Average Original Credit Score (2):           696           430          866
Weighted Average LTV Ratio (3):                      79.12%        2.95%       100.00%
Weighted Average Combined LTV Ratio (4):             79.13%        2.95%       100.00%
Weighted Average Scheduled Remaining Term:         331 Months    56 Months    360 Months
Weighted Average Amortized Remaining Term(5):      249 Months    36 Months    360 Months
Weighted Average Original Term:                    333 Months    60 Months    360 Months
Weighted Average Seasoning:                         2 Months      0 Months     14 Months
Percent Interest Only Loans:                         0.00%
Percent Second Liens:                                0.00%
Percent of First Lien with Silent Seconds:           0.09%
Weighted Average Debt-To-Income Ratio:               41.25%        2.20%        60.00%
----------------------------------------------------------------------------------------

      (1) The gross mortgage rate shown is after the 0.25% Equity Builder discount, where applicable
      (2) A two-bureau merged credit report must be obtained for each applicant. The choice of which bureau's FICO score will be used for credit grading purposes is based on the primary borrower's primary bureau score, as determined by the Credit Bureau Preference Table (i.e., the credit bureau in each zip code which, in the view of the lender, produces the most comprehensive report for borrowers in that zip code)
      (3) LTV = principal balance at origination / property value at origination
      (4) Combined LTV = principal balance at origination+ balance of any known silent second lien (as applicable) / property value at origination
      (5) The amortizing remaining term is calculated from the actual loan characteristics to take into account both participation in the Equity Builder Program, where applicable, and the payment frequency.

----------------------------------------------------------------------------  16
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

CRMSI 2007-2                                                         [Citi logo]


                       Product Type of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Product Type                                           Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
Fixed-Rate, Daily Simple Interest                        5,278   871,237,583.00      100.00      8.060        696              79.13
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


                     Original Balance of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Range of Original Balances ($)                         Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
15,046.10 - 25,000.00                                       25       491,200.80        0.06      7.849        704              27.87
25,000.01 - 50,000.00                                      221     8,694,643.59        1.00      7.962        694              52.98
50,000.01 - 75,000.00                                      479    30,210,412.33        3.47      8.103        686              66.08
75,000.01 - 100,000.00                                     717    62,591,116.32        7.18      8.105        690              73.53
100,000.01 - 125,000.00                                    663    74,423,543.57        8.54      8.130        690              76.15
125,000.01 - 150,000.00                                    629    86,171,802.66        9.89      8.134        693              77.84
150,000.01 - 175,000.00                                    607    98,291,487.06       11.28      8.179        692              80.14
175,000.01 - 200,000.00                                    449    83,919,883.49        9.63      8.080        694              78.11
200,000.01 - 225,000.00                                    383    81,075,763.93        9.31      8.133        698              82.34
225,000.01 - 250,000.00                                    304    72,158,876.16        8.28      7.975        702              81.54
250,000.01 - 275,000.00                                    185    48,432,222.31        5.56      8.143        697              83.65
275,000.01 - 300,000.00                                    140    40,027,421.84        4.59      7.971        701              80.66
300,000.01 - 325,000.00                                    110    34,261,747.69        3.93      8.101        694              81.31
325,000.01 - 350,000.00                                     91    30,594,200.22        3.51      7.805        708              78.03
350,000.01 - 375,000.00                                     66    23,916,159.17        2.75      7.962        696              81.43
375,000.01 - 400,000.00                                     46    17,750,123.50        2.04      8.020        696              83.42
400,000.01 - 450,000.00                                     71    30,001,418.99        3.44      7.866        704              85.08
450,000.01 - 500,000.00                                     49    23,181,357.12        2.66      7.788        719              84.24
500,000.01 - 550,000.00                                     24    12,713,096.94        1.46      8.137        711              87.12
550,000.01 - 600,000.00                                      6     3,465,877.72        0.40      7.540        723              84.76
600,000.01 - 650,000.00                                      7     4,331,690.44        0.50      7.839        709              84.17
650,000.01 - 700,000.00                                      2     1,342,021.92        0.15      7.053        749              76.82
700,000.01 - 750,000.00                                      2     1,435,234.71        0.16      6.972        728              79.09
750,000.01 - 800,000.00                                      1       758,847.50        0.09      7.533        723              76.50
950,000.01 - 999,148.61                                      1       997,433.02        0.11      6.821        698              74.01
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


The average original balance of the mortgage loans, as of the Cut-Off Date, is $165,638.64.

----------------------------------------------------------------------------  17
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CRMSI 2007-2                                                         [Citi logo]


                      Current Balance of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Current Balance ($)                                    Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
10,576.83 - 25,000.00                                       25       491,200.80        0.06      7.849        704              27.87
25,000.01 - 50,000.00                                      228     9,040,825.31        1.04      7.944        693              52.78
50,000.01 - 75,000.00                                      485    30,829,629.47        3.54      8.105        686              66.48
75,000.01 - 100,000.00                                     718    63,016,038.14        7.23      8.102        690              73.41
100,000.01 - 125,000.00                                    669    75,521,627.07        8.67      8.126        690              76.15
125,000.01 - 150,000.00                                    618    85,016,706.19        9.76      8.127        694              77.91
150,000.01 - 175,000.00                                    611    99,216,076.65       11.39      8.184        692              80.15
175,000.01 - 200,000.00                                    444    83,249,358.59        9.56      8.085        694              78.16
200,000.01 - 225,000.00                                    382    81,057,534.99        9.30      8.129        698              82.29
225,000.01 - 250,000.00                                    300    71,339,041.11        8.19      7.978        702              81.76
250,000.01 - 275,000.00                                    187    49,054,900.36        5.63      8.132        698              83.45
275,000.01 - 300,000.00                                    140    40,153,283.90        4.61      7.990        700              80.84
300,000.01 - 325,000.00                                    110    34,385,402.91        3.95      8.083        695              81.03
325,000.01 - 350,000.00                                     88    29,670,915.97        3.41      7.816        706              78.37
350,000.01 - 375,000.00                                     67    24,340,930.82        2.79      7.968        697              81.82
375,000.01 - 400,000.00                                     44    17,026,174.01        1.95      7.984        696              82.71
400,000.01 - 450,000.00                                     70    29,602,377.34        3.40      7.876        704              85.15
450,000.01 - 500,000.00                                     51    24,180,417.84        2.78      7.803        717              83.78
500,000.01 - 550,000.00                                     23    12,261,674.17        1.41      8.106        713              87.84
550,000.01 - 600,000.00                                      6     3,515,820.91        0.40      7.868        704              87.28
600,000.01 - 650,000.00                                      6     3,734,109.30        0.43      7.590        728              82.76
650,000.01 - 700,000.00                                      3     2,041,928.09        0.23      7.065        748              77.91
700,000.01 - 750,000.00                                      1       735,328.54        0.08      6.861        708              78.23
750,000.01 - 800,000.00                                      1       758,847.50        0.09      7.533        723              76.50
950,000.01 - 997,433.02                                      1       997,433.02        0.11      6.821        698              74.01
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


The average current balance of the mortgage loans, as of the Cut-Off Date, is $165,069.64.

                    Gross Mortgage Rate of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Gross Mortgage Rate (%)                                Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
5.750 - 6.000                                                2       195,462.12        0.02      5.750        739              35.85
6.001 - 6.500                                                6     1,179,758.12        0.14      6.315        737              51.58
6.501 - 7.000                                              741   114,755,505.84       13.17      6.809        742              61.60
7.001 - 7.500                                            1,122   188,332,348.23       21.62      7.273        736              69.26
7.501 - 8.000                                              913   164,039,146.99       18.83      7.753        721              81.64
8.001 - 8.500                                              849   142,787,210.40       16.39      8.277        690              84.45
8.501 - 9.000                                              661   108,444,822.57       12.45      8.765        662              86.77
9.001 - 9.500                                              419    69,187,629.68        7.94      9.252        627              88.69
9.501 - 10.000                                             360    54,587,949.87        6.27      9.754        616              94.47
10.001 - 10.500                                            171    23,546,266.72        2.70     10.227        597              94.92
10.501 - 11.000                                             25     3,372,744.41        0.39     10.742        570              88.40
11.001 - 11.500                                              7       704,429.31        0.08     11.227        544              88.21
11.501 - 12.000                                              1        31,382.52        0.00     11.764        665              97.72
12.001 - 12.444                                              1        72,926.22        0.01     12.444        430              90.02
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


The weighted-average gross mortgage rate of the mortgage loans, as of the Cut-Off Date, is 8.060%.

----------------------------------------------------------------------------  18
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   disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


                 Original Term to Maturity of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Original Term to Maturity (Months)                     Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
60 - 240                                                 1,260   137,054,518.54       15.73      7.742        707              66.70
241 - 300                                                  131    23,077,502.73        2.65      7.920        704              78.32
301 - 360                                                3,887   711,105,561.73       81.62      8.126        694              81.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


The weighted-average original term to maturity of the mortgage loans, as of the Cut-Off Date, is 333 months.

                Remaining Term to Maturity of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Remaining Term to Maturity (Months)                    Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
56 - 59                                                     18       885,517.68        0.10      7.265        721              38.78
60 - 240                                                 1,242   136,169,000.86       15.63      7.745        707              66.88
241 - 300                                                  131    23,077,502.73        2.65      7.920        704              78.32
301 - 360                                                3,887   711,105,561.73       81.62      8.126        694              81.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


The weighted-average remaining term to maturity of the mortgage loans, as of the Cut-Off Date, is 331 months.

                         Seasoning of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Seasoning (Months)                                     Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
0                                                          697   122,441,509.50       14.05      7.749        700              79.59
2 - 3                                                    4,050   660,745,122.73       75.84      8.109        696              78.86
4 - 6                                                      512    86,018,065.94        9.87      8.101        698              80.30
7 - 9                                                       13     1,335,576.74        0.15      9.865        631              89.17
10 - 12                                                      3       381,171.13        0.04      8.708        733              81.93
13 - 14                                                      3       316,136.96        0.04      8.274        727              90.05
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


The weighted-average seasoning of the mortgage loans, as of the Cut-Off Date, is 2 months.

----------------------------------------------------------------------------  19
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   disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


                       Credit Score of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Credit Score                                           Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
430 - 450                                                    1        72,926.22        0.01     12.444        430              90.02
476 - 500                                                    4       548,221.89        0.06      9.953        495              55.06
501 - 525                                                    6       879,871.60        0.10     10.069        518              66.97
526 - 550                                                   55     6,437,415.39        0.74     10.050        541              77.68
551 - 575                                                  143    18,118,704.21        2.08      9.628        564              79.25
576 - 600                                                  265    37,750,163.93        4.33      9.406        589              82.02
601 - 625                                                  381    55,972,149.09        6.42      9.265        613              84.02
626 - 650                                                  484    79,832,929.98        9.16      8.937        638              84.56
651 - 675                                                  582    98,201,589.12       11.27      8.598        663              82.81
676 - 700                                                  761   134,935,717.00       15.49      7.815        689              81.42
701 - 725                                                  753   133,551,864.74       15.33      7.597        713              79.06
726 - 750                                                  748   132,288,793.12       15.18      7.561        738              78.50
751 - 775                                                  619    98,802,348.37       11.34      7.400        762              73.51
776 - 800                                                  360    57,084,708.03        6.55      7.286        786              70.10
801 - 850                                                  114    16,610,022.94        1.91      7.185        812              61.96
851 - 866                                                    2       150,157.37        0.02      6.679        858              26.81
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


The weighted-average credit score of the mortgage loans, as of the Cut-Off Date, is (696.)

                    Loan-to-Value Ratio of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Loan-to-Value Ratio (%)                                Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
2.95 - 5.00                                                  2        81,826.24        0.01      6.929        782               4.29
5.01 - 10.00                                                10       346,455.07        0.04      7.461        751               7.16
10.01 - 15.00                                               21       906,296.95        0.10      7.490        727              13.20
15.01 - 20.00                                               38     2,294,965.84        0.26      7.138        738              18.71
20.01 - 25.00                                               67     4,853,305.01        0.56      7.176        742              22.64
25.01 - 30.00                                               68     6,065,562.06        0.70      7.240        737              27.53
30.01 - 35.00                                               95     9,893,883.56        1.14      7.401        718              32.51
35.01 - 40.00                                              124    14,060,079.47        1.61      7.308        720              37.86
40.01 - 45.00                                              116    15,052,257.00        1.73      7.386        724              42.68
45.01 - 50.00                                              169    22,910,118.26        2.63      7.405        715              47.51
50.01 - 55.00                                              192    29,012,227.71        3.33      7.398        719              52.50
55.01 - 60.00                                              230    35,805,071.46        4.11      7.464        707              57.58
60.01 - 65.00                                              259    41,514,571.04        4.77      7.492        709              62.73
65.01 - 70.00                                              307    49,974,788.74        5.74      7.559        703              67.53
70.01 - 75.00                                              379    64,438,795.84        7.40      7.530        701              72.73
75.01 - 80.00                                              596    99,200,722.86       11.39      7.696        694              78.20
80.01 - 85.00                                              443    79,733,757.37        9.15      8.109        691              83.05
85.01 - 90.00                                              585   107,021,807.57       12.28      8.200        695              88.13
90.01 - 95.00                                              500    94,117,800.06       10.80      8.572        679              93.00
95.01 - 100.00                                           1,077   193,953,290.89       22.26      8.819        688              99.03
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


The weighted-average loan-to-value ratio of the mortgage loans, as of the Cut-Off Date, is 79.12%.

----------------------------------------------------------------------------  20
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


               Combined Loan-to-Value Ratio of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
Combined Loan-to-Value                                Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Ratio (%)                                              Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
2.95 - 10.00                                                12       428,281.31        0.05      7.359        757               6.61
10.01 - 20.00                                               58     3,170,768.26        0.36      7.213        736              16.56
20.01 - 30.00                                              134    10,887,484.55        1.25      7.198        739              25.15
30.01 - 40.00                                              219    23,953,963.03        2.75      7.347        719              35.65
40.01 - 50.00                                              285    37,962,375.26        4.36      7.397        718              45.59
50.01 - 60.00                                              421    64,725,539.77        7.43      7.431        712              55.25
60.01 - 70.00                                              565    91,220,803.64       10.47      7.530        706              65.32
70.01 - 75.00                                              379    64,438,795.84        7.40      7.530        701              72.73
75.01 - 80.00                                              598    99,499,773.53       11.42      7.694        694              78.20
80.01 - 85.00                                              442    79,669,958.17        9.14      8.109        691              83.04
85.01 - 90.00                                              585   107,021,807.57       12.28      8.200        695              88.13
90.01 - 95.00                                              502    94,273,358.66       10.82      8.573        679              93.00
95.01 - 100.00                                           1,078   193,984,673.41       22.27      8.820        688              99.03
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


The weighted-average combined loan-to-value ratio of the mortgage loans, as of the Cut-Off Date, is 79.13%.

                   Silent Second Status of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Silent Second Status                                   Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
None                                                     5,271   870,440,327.59       99.91      8.061        696              79.14
Has Silent Second                                            7       797,255.41        0.09      7.791        700              72.61
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


                      Occupancy Type of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Occupancy Type                                         Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
Primary                                                  5,208   862,847,414.68       99.04      8.061        696              79.18
Investor                                                    44     5,590,475.97        0.64      8.071        709              76.97
Second Home                                                 26     2,799,692.35        0.32      7.952        713              66.79
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


----------------------------------------------------------------------------  21
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   disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


                       Property Type of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Property Type                                          Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
Single Family                                            4,694   746,472,077.69       85.68      8.054        697              78.91
PUD                                                        305    75,188,242.64        8.63      8.208        689              84.38
Condominium                                                183    30,727,770.40        3.53      8.033        702              80.01
Two Family                                                  84    16,507,753.83        1.89      7.779        696              65.47
Three Family                                                11     2,167,064.66        0.25      7.499        707              68.03
Four Family                                                  1       174,673.78        0.02      8.639        512              34.58
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


                       Loan Purpose of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Loan Purpose                                           Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
Cash-Out Refinance                                       5,252   868,598,148.35       99.70      8.057        697              79.11
Rate/Term Refinance                                         26     2,639,434.65        0.30      9.143        662              86.35
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


                    Documentation Type of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Documentation Type                                     Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
Full                                                     2,327   392,407,003.17       45.04      8.547        666              83.09
Alternative                                              1,983   321,317,426.12       36.88      7.634        723              75.78
Model Verified Income                                      968   157,513,153.71       18.08      7.718        719              76.10
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


                       Lien Position of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Lien Position                                          Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
First Lien                                               5,278   871,237,583.00      100.00      8.060        696              79.13
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


----------------------------------------------------------------------------  22
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   disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


                      Location of the Mortgaged Properties

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Location                                               Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
California                                                 625   156,609,617.22       17.98      7.629        712              69.63
Florida                                                    353    60,115,149.20        6.90      8.077        678              76.43
New York                                                   196    40,472,219.99        4.65      7.867        693              73.98
Arizona                                                    209    36,386,011.60        4.18      8.038        696              78.48
Virginia                                                   179    35,323,358.69        4.05      8.139        689              82.03
Utah                                                       195    33,417,705.30        3.84      7.928        705              81.09
Washington                                                 167    32,811,534.12        3.77      8.037        703              80.95
Illinois                                                   201    30,239,220.74        3.47      8.185        692              82.69
Georgia                                                    199    28,374,261.88        3.26      8.940        675              90.98
Maryland                                                   120    27,296,757.45        3.13      8.052        685              77.74
Texas                                                      265    24,921,432.31        2.86      8.364        670              75.56
Oregon                                                     118    22,329,195.67        2.56      8.000        695              79.32
Massachusetts                                               98    21,236,401.34        2.44      8.251        711              78.16
Pennsylvania                                               150    20,892,082.79        2.40      7.937        702              80.87
Wisconsin                                                  160    20,263,885.13        2.33      7.910        708              82.68
New Jersey                                                  93    18,903,113.56        2.17      8.186        691              71.32
Louisiana                                                  142    18,581,585.62        2.13      8.580        671              88.34
Ohio                                                       144    17,240,580.00        1.98      8.392        691              85.88
Missouri                                                   136    17,041,529.84        1.96      8.214        700              88.02
Colorado                                                    82    14,864,760.33        1.71      8.141        713              85.91
Nevada                                                      69    14,688,210.08        1.69      7.930        706              79.61
Idaho                                                      101    14,635,465.52        1.68      8.101        696              82.66
Minnesota                                                   84    14,548,242.71        1.67      8.312        700              83.56
Iowa                                                       135    13,936,036.41        1.60      8.061        702              86.69
Oklahoma                                                   122    12,709,391.99        1.46      8.286        689              86.57
New Hampshire                                               56    10,404,016.37        1.19      7.905        716              83.08
Connecticut                                                 56    10,230,057.77        1.17      8.066        696              78.67
Michigan                                                    81     9,003,660.66        1.03      8.047        708              83.66
Mississippi                                                 72     8,347,391.77        0.96      8.772        657              88.31
Kansas                                                      70     7,947,230.65        0.91      8.267        688              87.97
Alabama                                                     74     7,920,146.04        0.91      8.801        650              89.10
Tennessee                                                   67     7,748,619.33        0.89      8.365        699              88.01
South Carolina                                              57     6,956,069.43        0.80      8.683        676              83.32
Hawaii                                                      24     6,932,018.45        0.80      7.423        721              64.42
Indiana                                                     60     6,620,827.74        0.76      7.961        711              85.65
Alaska                                                      34     6,329,566.94        0.73      8.306        687              84.80
Nebraska                                                    56     5,800,873.48        0.67      7.959        724              85.21
Arkansas                                                    55     5,232,140.92        0.60      8.428        675              84.47
Kentucky                                                    40     4,895,243.13        0.56      8.340        700              89.20
Delaware                                                    22     4,558,860.83        0.52      7.882        722              87.09
Maine                                                       32     4,253,752.33        0.49      7.553        718              75.86
North Carolina                                              27     3,183,426.50        0.37      8.885        667              87.16
New Mexico                                                  15     1,997,313.95        0.23      8.284        707              76.88
Rhode Island                                                11     1,865,203.61        0.21      8.314        705              67.56
Vermont                                                      7       861,559.46        0.10      7.817        686              75.47
South Dakota                                                 8       726,961.34        0.08      8.462        693              91.63
Wyoming                                                      3       653,715.38        0.08      7.581        710              86.26
West Virginia                                                5       410,744.91        0.05      7.332        738              77.68
Montana                                                      2       404,789.19        0.05      8.592        716              93.54
North Dakota                                                 1       115,643.33        0.01      8.089        749              92.06
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


----------------------------------------------------------------------------  23
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


                   Debt-to-Income Ratio of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Debt-to-Income Ratio (%)                               Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
2.20 - 10.00                                                15     1,861,014.81        0.21      7.413        726              73.45
10.01 - 20.00                                              342    33,862,491.84        3.89      7.539        725              67.24
20.01 - 30.00                                              979   133,764,177.17       15.35      7.758        713              73.30
30.01 - 40.00                                            1,352   215,116,606.45       24.69      7.956        701              77.90
40.01 - 50.00                                            1,373   244,412,470.99       28.05      8.170        691              81.24
50.01 - 60.00                                            1,217   242,220,821.74       27.80      8.288        685              83.01
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


The weighted-average debt-to-income ratio of the mortgage loans for which it is available, as of the Cut-Off Date, is 41.25%.

                    Interest Only Term of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Interest Only Term                                     Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
None                                                     5,278   871,237,583.00      100.00      8.060        696              79.13
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


                  Historical Delinquency of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Historical Delinquency                                 Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
0x30 Days Delinquent                                     5,266   869,755,593.16       99.83      8.060        696              79.14
1x30 Days Delinquent                                        12     1,481,989.84        0.17      8.105        683              70.17
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


----------------------------------------------------------------------------  24
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   disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


                      Appraisal Type of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Appraisal Type                                         Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
Full Appraisal                                           3,701   658,369,983.30       75.57      8.240        689              83.16
Automated Valuation Model                                1,494   200,987,340.66       23.07      7.479        722              65.91
Appraisal from Prior Loan                                   26     5,618,490.06        0.64      7.868        709              77.93
Exterior Inspection Only                                    25     3,905,384.45        0.45      7.745        710              84.26
Field Review                                                31     2,206,293.16        0.25      8.428        657              72.79
Broker Price Opinion                                         1       150,091.37        0.02      7.634        765              96.83
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


             Rate Reduction Program Status of the Mortgage Loans (1)

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Rate Reduction Program Status                          Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
None                                                     3,281   561,262,149.42       64.42      7.543        732              76.98
50bp Reduction                                           1,395   228,860,503.81       26.27      8.819        648              83.71
100bp Reduction                                            602    81,114,929.77        9.31      9.501        584              81.06
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


(1) In the 24th month of the loan, a borrower who has made all previous payments in a timely manner will have his/her mortgage rate reduced by the applicable amount.

             Equity Builder Program Status of the Mortgage Loans (1)

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Equity Builder Program Status                          Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
Equity Builder Program                                   5,143   850,440,301.08       97.61      8.047        697              79.04
None                                                       135    20,797,281.92        2.39      8.593        680              82.84
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


(1) A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest in that payment. All borrowers not enrolled in the Equity Builder Program as of the Cut-Off Date are permitted to enroll at any point in the future.

----------------------------------------------------------------------------  25
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


                     Payment Frequency of the Mortgage Loans

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Payment Frequency                                      Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
Monthly                                                    493    75,688,221.24        8.69      8.240        685              78.70
Semi-Monthly                                               356    60,612,593.99        6.96      8.217        689              81.30
Bi-Weekly                                                4,429   734,936,767.77       84.36      8.029        698              78.99
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


               Prepayment Penalty Terms of the Mortgage Loans (1)

                                                       Number                       % of      Weighted   Weighted   Weighted Average
                                                         of        Aggregate      Aggregate   Average    Average        Combined
                                                      Mortgage     Principal      Principal   Mortgage    Credit     Loan-to-Value
Prepayment Penalty Term (Months)                       Loans      Balance ($)      Balance    Rate (%)    Score        Ratio (%)
---------------------------------------------------   --------   --------------   ---------   --------   --------   ----------------
None                                                       880   126,182,005.55       14.48      8.473        687              80.41
36                                                       4,398   745,055,577.45       85.52      7.991        698              78.91
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                   5,278   871,237,583.00      100.00      8.060        696              79.13


(1) No prepayment penalty proceeds will go to any of the Offered Certificates. If the borrower refinances with a Citigroup entity, the Servicer will waive the prepayment penalty.

----------------------------------------------------------------------------  26
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.

CRMSI 2007-2                                                         [Citi logo]


                             Rating Agency Contacts
                             ----------------------

                 Standard & Poor's        Brendan Bliss: (212) 438-3794
                 -----------------        Kim Johnson: (212) 438-3325
                                          Jong Kim: (212) 438-2886

                 Moody's                  Greg Gemson: (212) 553-2974
                 -------


----------------------------------------------------------------------------  27
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial
                            Advisor immediately.